                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           IRVINE SENSORS CORPORATION
                (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           IRVINE SENSORS CORPORATION


                       3001 REDHILL AVENUE, BUILDING III
                          COSTA MESA, CALIFORNIA 92626


                                                                JANUARY 24, 1997

To the Stockholders of Irvine Sensors Corporation:

     The Annual Meeting of Stockholders of Irvine Sensors Corporation will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Friday, February 28, 1997, at 2:00 p.m., California time.

     The Annual Report for fiscal 1996 is enclosed herewith. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

     The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY'S STOCK YOU OWN, AND ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                    Sincerely yours,

                                    /s/ JAMES ALEXIOU

                                    James Alexiou
                                    Chairman of the Board

                           IRVINE SENSORS CORPORATION

          Notice of Annual Meeting of Stockholders - February 28, 1997

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Irvine Sensors Corporation, a Delaware corporation (the "Company"), will be held on Friday, February 28, 1997 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California for the following purposes:

     1. To elect directors to serve for the ensuing year.

     2. To authorize a possible amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Common Stock of between 2-to-1 and 5-to-1, in the discretion of the Board of Directors.

     3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending September 28, 1997.

     4. To transact such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

       The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

       The Board of Directors has fixed the close of business on December 20, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

       All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                         By Order of The Board of Directors

                                         /s/ JOANNE S. CARSON

                                         Joanne S. Carson,
                                         Secretary


Costa Mesa, California
January 24, 1997

                          IRVINE SENSORS CORPORATION

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

                        SOLICITATION AND VOTING RIGHTS

GENERAL

     The enclosed proxy is solicited by and on behalf of Irvine Sensors Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, February 28, 1997 at 2:00 p.m., California time, or at any postponements or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California. All expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegram or personal call. These proxy solicitation materials were mailed on or about January 24, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

     The Company's principal executive offices are located at 3001 Redhill Avenue, Building III, Costa Mesa, California 92626 and its telephone number is
(714) 549-8211.

VOTING OF SECURITIES

     Irvine Sensors Corporation is a corporation existing and organized under the laws of the State of Delaware. The Company's Board of Directors has fixed the close of business on December 20, 1996 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. The Company has authorized two classes of voting securities: Common Stock (40,000,000 shares authorized) and Preferred Stock (500,000 shares authorized). As of the Record Date, there are 19,583,800 shares of Common Stock outstanding, 8,832 shares of Series B Preferred Stock outstanding and 5,179 shares of Series C Preferred Stock outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting.

     On each matter that may come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock and that number of shares of Common Stock into which the Series B Preferred Stock and Series C Preferred Stock, as the case may be, are currently convertible. The Series B and Series C Preferred Stock presently convert into 50 shares of Common Stock for each share of Preferred Stock, and therefore, as a class, the Preferred Stock is entitled to 700,566 votes on each matter to come before the Annual Meeting; however, in all matters to come before the Annual Meeting, the Common Stock and Preferred Stock will vote together as a single class. Abstentions and broker-non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and therefore will have the effect of a negative vote. Broker-non-votes are not counted for purposes of determining whether a proposal has been approved.

     Under the Company's Certificate of Incorporation, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the By-laws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder's intention to cumulate his votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes."

REVOCABILITY OF PROXIES

     At the Annual Meeting, valid proxies will be voted as specified by the stockholder. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions: (i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or (iii) personally attending the Annual Meeting and revoking the proxy. A stockholder's attendance at the Annual Meeting will not revoke the stockholder's proxy unless the stockholder affirmatively indicates at the Annual Meeting the intention to vote the stockholder's shares in person. Please note, however, that if a stockholders' shares are held of record by a broker, bank or other nominee and he wishes to vote in person at the Annual Meeting, he must obtain from the record holder a proxy issued in his name.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting to be held in 1998 must be received by the Company no later than September 26, 1997, in order for them to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely receipt. No such proposals were received with respect to the Annual Meeting scheduled for February 28, 1997.


                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

NOMINEES

     Although the By-laws provide for a board of ten directors, the Company proposes that a board of seven directors be elected at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. The Board has the power between meetings of stockholders to elect directors to fill vacancies thus created and the Board is presently pursuing candidates to fill one or more of these vacancies. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the Company's seven nominees named below, six of whom are presently directors of the Company elected by the stockholders and one former retired director of the Company who is standing for election. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting or any postponements or adjournments thereof, the Proxies will be voted for any substitute nominee who shall be designated by the Proxy holders or Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the Proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the Proxy holders. Accordingly, the Company seeks discretionary authority to cumulate votes. It is not expected that any nominee will be unable or will decline to serve as director.

REQUIRED VOTE

     Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker-non-vote will not be treated as entitled to vote on this matter.

       THE BOARD RECOMMENDS VOTING "FOR" THE SEVEN NOMINEES LISTED BELOW.

     The names of the Company's nominees for director, their ages as of February 28, 1997 and certain information about them, are set forth below:

Name                          Age   Position with Company/Principal Occupation
----                          ---   ------------------------------------------

James Alexiou(1)(2)            64   Chairman of the Board, President and
                                    Chief Executive Officer

John C. Carson                 58   Senior Vice President and
                                    a Director

Joanne S. Carson               58   Director and Secretary

Marc Dumont(1)                 53   Director

Walter Garrigan                70   Director

Thomas H. Lenagh(2)            78   Director

Frank P. Ragano(1)             68   Director
--------------------

(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.


     Mr. Alexiou is a co-founder of the Company and has served as Chairman of the Board and a director since its inception in 1974. He also served as the Company's President from 1974 until September 1992 and its Chief Executive Officer from 1974 until he retired from this position in September 1994. He was subsequently re-elected to the positions of President and Chief Executive Officer in October 1996. Since 1968, he has been a director of, and since 1970, the President of, Carson Alexiou Corporation ("CAC"), the former parent and present subsidiary of the Company. Mr. Alexiou holds a B.S. in business management and an M.A. in economics from Boston University.

     Mr. Carson is a co-founder of the Company and has served as a Senior Vice President since the Company's inception in 1974 and a director since April 1982. In 1968 he founded, and is presently Vice President and a director of CAC. Mr. Carson holds a B.S. in Physics from the Massachusetts Institute of Technology.

     Mrs. Carson has been a director of the Company since its inception and became the Company's Secretary in December 1981. Since 1968 she has also been a director of CAC.

     Mr. Dumont became a director of the Company in April 1994. Mr. Dumont has been an international consultant and investment banker for more than five years. From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., a PSA Peugeot Citroen Group company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA from the University of Chicago.

     Mr. Garrigan served as a director of the Company from February 1989 until he retired in 1994. For more than five years, Mr. Garrigan has been an independent financial consultant and venture capitalist, primarily with respect to high technology ventures. Mr. Garrigan holds AB and Juris Doctor degrees from Rutgers University and is a member of the Bar of the District of Columbia.

     Mr. Lenagh became a director of the Company in December 1981. Mr. Lenagh has been an independent financial advisor for more than five years. Mr. Lenagh is also a director of Adams Express Company, CML, Inc., ICN Pharmaceutical, Inc., Clemente Global Growth Fund, Gintel Funds, U.S. Life Corporation, Styles on Video, V-Band Cap and Franklin Quest. Mr. Lenagh holds a B.A. from Williams College and a J.D. from Columbia University Law School.

     General Ragano became a director of the Company in June 1985. Since December 1988, General Ragano has been Chairman and Chief Executive Officer of CMS, Inc., a manufacturer of defense munitions. General Ragano holds a B.S. degree from Duquesne University and an MBA from Syracuse University.

     Directors and officers are elected on an annual basis. The term of each director expires at the Company's next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

     There are no family relationships between any director, executive officer or other key personnel and any other director, executive officer or other key personnel of the Company, other than between John C. Carson and Joanne S. Carson, who are husband and wife.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not separately compensated for their services as directors or as members of committees of the Board of Directors. During fiscal 1996, directors who were not employees of the Company received $1,600 for each board meeting attended and were reimbursed for reasonable travel and other expenses. No compensation is paid for attendance at meetings of the committees of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of seven meetings during the fiscal year ended September 29, 1996 and took five actions by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors or committees of which he or she was a member during the fiscal year ended September 29, 1996.

     The Audit Committee of the Board of Directors, consisting of Messrs. Alexiou and Lenagh, met once during the fiscal year ended September 29, 1996. This Committee reviews the independence of the Company's independent certified public accountants, recommends the engagement and discharge of independent accountants and reviews accounting policies, internal accounting controls and results of audit engagements. During fiscal 1996, neither the Board of Directors nor the Company's independent certified public accountants raised any issues with respect to matters which required formal review.

     The Compensation Committee of the Board of Directors, consisting of Messrs. Alexiou, Dumont and Ragano, met four times during the fiscal year ended September 29, 1996. This Committee makes recommendations to the Board of Directors as to the salaries of officers, administers the Company's executive bonus programs and recommends to the Board the award of stock options to key employees, officers and directors.

     The Company does not have a nominating committee or any committee performing the functions of a nominating committee.

EXECUTIVE OFFICERS

     The names of the Company's executive officers who are not also directors of the Company and certain information about each of them are set forth below:

     Mr. John J. Stuart, age 57, joined the Company in January 1983 as its Manager of Special Projects and Communications, became the Company's Chief Financial Officer and Treasurer in July 1985, and a Vice President in June 1995. He relinquished the Treasurer position in February 1995. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

     Dr. Kenneth T Lian, age 66, joined the Company in September 1982 as its Director of Engineering and Manufacturing and became a Vice President of the Company in March 1983, Chief Operating Officer in February 1986, Senior Vice President in September 1988, President in September 1992, and Chief Executive Officer and Director in September 1994. In October 1996, he resigned as Chief Executive Officer, President and Director, but remains as Senior Vice President and Chief Operating Officer. Dr. Lian holds a B.E.E., M.E.E. and Ph.D. from the Polytechnic Institute of New York.

     Mr. Joseph W. Yanus, age 57, joined the Company in February 1996 as a Senior Vice President and General Manager of its Vermont computer products operation. Before joining the Company, Mr. Yanus was a Vice President of an AMP subsidiary from May 1994 to February 1996, President of E-Systems Management from March 1992 to May 1994, and a Senior Vice President of Alcoa Electronics Packaging Company from January 1989 to February 1992. Mr. Yanus holds a B.S. from the Northeastern University.

     Mr. David Pinto, age 64, joined the Company in October 1984 as Controller and was named the Treasurer in February 1995. Mr. Pinto is a graduate of St. George's College in Jamaica.


                                 PROPOSAL NO. 2
                           POSSIBLE AMENDMENT TO THE
                    COMPANY'S CERTIFICATE, OF INCORPORATION
                        TO EFFECT A REVERSE STOCK SPLIT

     Because of pending new listing requirements being considered by Nasdaq, the Company's Board of Directors authorized management to obtain stockholder approval of an amendment to the Company's Certificate of Incorporation in the event it becomes necessary or advisable, at the discretion of the Board, to effect a reverse stock split of the Company's Common Stock. Although the Board is not presently proposing such a reverse stock split, it is concerned about the unknown timing of any response required should new Nasdaq listing requirements be implemented. Accordingly, the Company is seeking stockholder approval of such a reverse stock split in advance of a decision by the Board to make any change in the Company's outstanding capital. The stockholders. are being requested to grant management the authority to effect a reverse stock split of between 2-to-1 and 5-to-1, the exact size of the share combination to be determined by the Board of Directors at any time within twelve months of the date of this meeting. Approval of this Proposal No. 2 also includes authorization to amend the Company's Certificate of Incorporation in order to effect the reverse stock split so approved. The language of the amendment to the Certificate of Incorporation would not change any portion of the text of the existing Certificate of Incorporation, except to add one sentence to the first paragraph of Article IV, which sentence would have the effect of combining the outstanding shares in the proportion so determined by the Board. No further authority by the stockholders would be required in order to complete the reverse split.

     The Board believes that the proposal to give the Board the authority to effect a reverse stock split within the range to be approved is desirable so that, if the need arises, management will be able to promptly effect a reverse stock split without the delay and expense of calling a special meeting of stockholders. The Board believes this flexibility is important and in the best interests of the stockholders because it will enable management to ensure that the stock price of the Company's Common Stock will continue to meet the minimum level required by The Nasdaq SmallCap Market(R) for continued inclusion on Nasdaq.

     As of December 20, 1996, the closing bid price of the Company's Common Stock on Nasdaq was $15/16. Under current Nasdaq rules, a listed company must either maintain a stock price of at least $1 per share or the market value of the public float must be at least $1.0 million and capital and surplus must be at least $2.0 million. Because of this alternative, the Company has been able to continue its inclusion on Nasdaq even though its bid stock price has closed below $1 nine times between November 1, 1996 and January 10, 1997.

     In November 1996, the board of directors of The Nasdaq Stock Market, Inc./SM/approved proposed changes to the listing and maintenance requirements applicable to companies that desire to trade on Nasdaq. Included in the proposed changes is the elimination of the alternative to the $1 minimum bid price. The proposals have not been finalized, and the Company cannot speculate whether the proposals will be adopted, or if so, when they will become effective. Management believes, however, that there is a strong likelihood that Nasdaq will toughen its maintenance requirements, and accordingly, the Company's status as a Nasdaq-traded company could be jeopardized.

     A reverse stock split of the outstanding Common Stock, if consummated, would have the effect of reducing the number of shares owned by each stockholder, while proportionately increasing the per share price. By way of example, if the Company effects a 5-for-1 reverse stock split, a stockholder who owned 500 shares (at $1.00 per share) prior to the combination would own 100 shares (at $5.00 per share) upon completion of the reverse split. Accordingly, each stockholder's proportionate share ownership in the Company remains undiluted by the reverse stock split. However, the Company can give no assurance that, upon completion of the reverse split, the adjusted stock price will not drift down immediately or shortly thereafter. It is not unusual to see some downward movement in a stock's price following a reverse stock-split. The Company nevertheless believes that the stockholders should approve the Proposal so that management has the ability to protect the Company's listing on Nasdaq.

REQUIRED VOTE

     The approval of the possible future amendment to the Certificate of Incorporation to effect a reverse stock split, requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes are not affirmative votes, and therefore, will have the same effect as a vote against the proposal.

     The Board of Directors recommends a vote "FOR" approval of a possible reverse stock split of any proportion between 2-to-1 and 5-to-1, in the Board's discretion, at any time on or before February 23, 1998, and the amendment of the Certificate of Incorporation to effect such reverse split.

                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of Price Waterhouse LLP to continue to serve as the Company's independent accountants for the fiscal year ending September 28, 1997. A representative of Price Waterhouse LLP is expected to attend the Annual Meeting and will be available to respond to stockholders' questions or make a statement if he desires to do so.

     Accounting services provided by Price Waterhouse in fiscal 1996 included the examination of the Company's consolidated financial statements for the fiscal year ended September 29, 1996 and the review of various filings with the Securities and Exchange Commission. During fiscal 1996, the Company paid Price Waterhouse LLP the sum of $55,700 for their services.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 20, 1996, the number and percentage of Common and Preferred Stock owned by (i) persons known by the Company to beneficially own more than 5% of an outstanding class of voting securities, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. The Company knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown, subject to community property laws, where applicable.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                    Sole Voting       Shared Voting                   Percent
                                   Title of        or Investment      or Investment     Aggregate       of
Name                                 Class             Power            Power(1)         Amount       Class(2)
----                             -------------   -----------------   --------------   -------------   --------
James Alexiou                    Common              647,969(3)       2,132,934(4)       2,780,903     13.47%
3001 Redhill Ave., Bldg III      Preferred                 -             14,011             14,011    100.00%
Costa Mesa, California

John C. Carson (5)               Common              452,989(3)       2,132,934(4)       2,585,923     12.53%
3001 Redhill Ave., Bldg III      Preferred                 -             14,011             14,011    100.00%
Costa Mesa, California

Joanne S. Carson (5)             Common              316,210                  -            316,210      1.61%

Marc Dumont                      Common               29,666(6)               -             29,666         (7)

Walter Garrigan                  Common                    -                  -                  -

Thomas H. Lenagh                 Common               77,935                  -             77,935         (7)

Frank P. Ragano                  Common               42,035                  -             42,035         (7)

Kenneth T. Lian                  Common              155,644                  -            155,644         (7)

John J. Stuart, Jr.              Common              303,200          2,132,934(4)       2,436,134     12.01%
3001 Redhill Ave., Bldg III      Preferred                 -             14,011             14,011    100.00%
Costa Mesa, California

All directors and
executive officers               Common            1,669,948(3)(6)    2,132,934(4)       3,802,882     18.42%
as a group (11 persons)          Preferred                 -             14,011             14,011    100.00%

----------------------
(1) Such shares of Common and Series B and Series C Preferred Stock are held by the Company's Stock Bonus Plan; the named individual shares the power to vote and dispose of such shares.
(2) Percentages have been calculated based upon the number of outstanding shares on December 20, 1996 plus Common Stock deemed outstanding at such date pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(3) Includes 355,700 shares issuable to R & D Leasing Ltd. ("RDL") upon exercise of common stock warrants, all of which are currently exercisable, as to which the named individual, a general partner of RDL, may be deemed to be the beneficial owner.
(4) Includes 1,432,368 shares of Common Stock and 700,566 shares issuable upon conversion of Series B and Series C Preferred Stock, all of which are held by the Company's Stock Bonus Plan, by virtue of the named individual's shared power to vote and dispose of such shares.
(5) The amounts and percentages for each of John C. Carson and Joanne S. Carson, who are husband and wife, exclude amounts held by the other spouse as separate property.
(6) Includes 6,666 shares issuable upon exercise of currently exercisable common stock options.
(7) Less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities registered under the Exchange Act, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on review of this information, including written representations that no other reports were required, the Company believes that during the fiscal year ended September 29, 1996, each of the Company's executive officers, directors and holders of ten percent or more of the Company's Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     For fiscal years ended September 29, 1996, October 1, 1995 and October 2, 1994, the compensation awarded or paid to, or earned by the Chief Executive Officer and each of the four other executive officers of the Company whose annual compensation exceeded $100,000 in fiscal 1996 (the "Named Executive Officers"), is shown in the following table:

                          SUMMARY COMPENSATION TABLE


                                                                 Other
Name                                                             Annual         Restricted
 and                                                             Compen-             Stock    Options/    LTIP            All Other
Principal                       Fiscal                           sation             Awards       SARs     Payouts         Compensa-
Position(s)                     Year      Salary($)    Bonus($)  ($)(1)                ($)        (#)          ($)        tion($)(2)
---------------------------     ------    ---------    -------   -------       ----------    --------    ----------       ----------
James Alexiou(3)                 1996     135,553          -      1,309                -           -             -               -
 Chairman of the Board,          1995     149,968          -     13,152                -           -             -          16,823
                                 1994     125,840          -     18,016                -           -             -          13,961

Kenneth T. Lian(4)               1996     134,992          -      5,993                -     100,000             -          16,691
 President and Chief             1995     134,992          -      9,075                -           -             -          15,155
 Executive Officer               1994     116,064          -      4,619                -           -             -          12,877

John C. Carson                   1996     146,500          -      1,080                -           -             -          18,033
 Senior Vice President           1995     130,000          -     11,686                -           -             -          14,656
                                 1994     125,840          -     12,401                -           -             -          13,961

John J. Stuart, Jr.              1996     120,000          -      1,044                -           -             -          16,050
 Vice President and              1995     110,032     10,000      4,415                -           -             -          12,352
 Chief Financial Officer         1994      94,328          -      6,505                -           -             -          10,465

------------------------
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for "perquisites," where such amounts for the Named Executive Officers do not exceed the lesser of 10% of the sum of such executive bonus salary or $50,000.
(2) Amounts in this column represent the value of shares contributed to the named individual's account in the Employee Stock Bonus Plan. See "Employee Stock Bonus Plan."
(3) Effective October 14, 1996, Mr. Alexiou was appointed President and Chief Executive Officer.
(4) Effective October 14, 1996, Mr. Lian was appointed Senior Vice-President and Chief Operating Officer.

EMPLOYMENT AGREEMENTS

     The Company had no employment agreements with any of its executive officers during the fiscal year ended September 29, 1996 and has not entered into any such agreements in the current fiscal year.

OPTION GRANTS

     The following table sets forth certain information regarding grants of stock options made during the fiscal ended September 29, 1996 to the named executive officers. No stock appreciation rights ("SARs") were granted during fiscal 1996.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                             Individual Grants
                         --------------------------------------------------------     Potential Realizable
                                                                                         Value at Assumed
                          Number of      % of Total                                   Annual Rates of Stock
                         Securities       Options                                    Price Appreciation for
                         Underlying      Granted to     Exercise or                      Option Term(3)
                           Options      Employees in    Base Price    Expiration     ----------------------
Name                       Granted(1)   Fiscal Year(2)    ($/Share)      Date         5% ($)        10% ($)
----                     ------------   --------------  -----------   ----------     --------      --------
James Alexiou                     -              -              -             -             -             -

Kenneth T. Lian             100,000           29.1%         $8.50      12/07/99             -             -

John J. Stuart, Jr.               -              -              -             -             -             -

--------------------
(1) Options granted become exercisable at the rate of 33% annually over a three year period from the date of grant.
(2) Based on an aggregate of 343,500 options granted under the Company's option plans in the fiscal year ended September 29, 1996.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table contains information relating to the exercise of stock options granted under the 1991 and 1995 Stock Option Plans by the Named Executive Officers in fiscal 1996, as well as the number and value of their unexercised options as of September 29, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              Number of
                                                       Securities Underlying         Value of Unexercised
                                                        Unexercised Options          In-the-Money Options
                            Shares       Value      at Fiscal Year End(#)(2)      at Fiscal Year End($)(3)
                         Acquired on    Realized  ---------------------------   ---------------------------
Name                      Exercise(#)    ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                    -----------    ---------  -----------   -------------   -----------   -------------
James Alexiou               75,000     $270,700          -              -             -               -

Kenneth T. Lian             75,000      270,700          -         100,000            -               -

John J. Stuart, Jr.         75,000      270,700          -              -             -               -
-----------------------

(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq SmallCap Market or the actual sales price if the shares were sold by the optionee), less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2) Includes both in-the-money and out-of-the money options.
(3) Fair market value of the Company's Common Stock on the last trading day of fiscal 1996 ($2.34 per share), less the applicable exercise prices, multiplied by the number of options.

EMPLOYEE STOCK BONUS PLAN

     All of the Company's employees are eligible to participate in the Employee Stock Bonus Plan, which has been established by the Company in lieu of a retirement plan. Employees are enrolled in the plan as of the day following the date on which the employee completes at least one hour of work. In order to share in the Company's contribution to the Plan in any Plan year, an employee must have worked a minimum of 1,000 hours during the Plan year, and be employed by the Company at the end of the Plan year. To date, the Plan has been funded only with previously unissued shares of the Company's Common and Preferred stock; thus the Company has not incurred any cash expense in connection therewith. The Plan's assets are allocated annually to the participating employees' accounts in the respective ratios that each participating employee's compensation bears to the total compensation of participating employees. An employee's participation in the Plan terminates on his retirement, disability or death, at which time the employee will receive that portion of his account which has vested. Generally, an employee's account vests at a rate of 20% per year after completing three years of employment and is 100% vested after seven years of employment. All executive officers named in the Summary Compensation Table participate in the Company's Employee Stock Bonus Plan. In the fiscal years ended September 29, 1996, October 1, 1995 and October 2, 1994, the Company contributed 172,900, 68,000 and 43,200 shares of Common Stock, respectively, to the Plan, valued at $687,400, $472,300 and $357,300, respectively, as of the date of contribution.

     The value of contributions to the accounts of the Named Executive Officers for the fiscal year ended September 29, 1996 has been included in "All Other Compensation" in the table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 29, 1996, Messrs. Alexiou, Dumont and Ragano served as members of the Compensation Committee. Except for Mr. Alexiou, during fiscal 1996, all of the members of the Compensation Committee were non-employee directors. Mr. Alexiou did not participate in any decisions regarding his own compensation. None of the Company's executive officers has, during fiscal 1996, served on the Board of directors or the compensation committee of any other entity, any of whose officers served either on the Board of Directors or the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT/1/

     The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that in large part reward individual contributions as well as including a component that recognizes overall corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides executive officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's stock through the grant of stock options and participation in the Employee Stock Bonus Plan, subject to vesting restrictions.

     To further these objectives, the compensation program for executive officers generally consists of four components: (i) base cash salaries, (ii) annual cash bonus plans (iii) stock options, and (iv) employee retirement plan. Total compensation paid by the Company to its executive officers is designed to be competitive with the compensation packages paid to the management of comparable companies in the electronic manufacturing industry. The Committee generally evaluates corporate and individual performance based on factors such as achieving profitability, increasing stockholders' value and continued growth. As a result, a significant component of the evaluation involves a subjective assessment of qualitative factors. Moreover, the Committee does not base its considerations on any single performance factor, nor does it specifically assign relative weight to factors, but rather considers a mix of factors and evaluates the Company and individual performance against that mix.

Base Salaries

     The Committee approves salary changes for executive officers in accordance with the salary administrative policy. Salary adjustments are generally made following the end of the fiscal year. The salary administrative policy is a long-standing one that is periodically reviewed by the Committee. The policy sets ranges for various positions, based on job evaluation and competitive salary data of other companies. Within the ranges, adjustments are recommended on the basis of position within the range, individual performance and an overall corporate merit salary percentage factor, which is established by the Committee.

Annual Cash Bonuses

     Cash bonuses are awarded on a discretionary basis, usually following the Company's fiscal year-end, and are based on the achievement of corporate and individual goals set by the Committee, as well as the financial condition and prospects for the Company. Under the bonus plan applicable to executive officers, award levels range from zero to 50% of base salaries. No bonuses were awarded for the fiscal 1996 year, which ended September 29, 1996.

Stock Options

     Long-term equity incentives are granted to executive officers and other selected employees from time to time on a discretionary basis. All options granted to date have been for three-year terms, with an
----------------------------
  /1/ This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

exercise price equal to the Common Stock's market value on the date of grant, and generally become incrementally exercisable after one year of continued employment following the grant date. Options are granted based upon recommendations of management as to the grantees, number of options that should be granted and other terms. Options are granted to key employees, including the executive officers, based on current performance, anticipated future contribution based on that performance and ability to impact corporate and/or business results. During fiscal 1996, options to purchase 100,000 shares of common stock were granted to executive officers.

Employee Retirement Plan

     The Company maintains an employee retirement plan which provides for annual contributions to the Company's Stock Bonus Trust on behalf of the employees, including executives. At the discretion of the Compensation Committee, contributions not to exceed 15% of total payroll are made in the Company's Common Stock at market value. Individual employees gain a vested interest over a seven year period of service.

Chief Executive Officer Compensation

     The Company's policy is to compensate its officers, including the Chief Executive Officer, with salary commensurate with the base compensation paid by competitive employers, supplemented by compensation in recognition of performance. Dr. Lian was named Chief Executive Officer effective September 16, 1994, and the Committee set Dr. Lian's base salary at $135,000, which reflected a reduction of approximately 10% from the base salary paid to Mr. Alexiou, who had served as the Company's Chief Executive Officer for the prior 20 years. For the fiscal year ended September 29, 1996, Dr. Lian base salary was unchanged from fiscal 1995, he did not receive a bonus under the annual bonus plan, but was awarded options to purchase 100,000 shares of common stock under the 1995 Stock Option Plan. The Committee based this compensation package on an assessment of various factors related to the Company and specifically to Dr. Lian. As in previous years, in making its compensation decisions, the Committee also took into consideration executive compensation information from other companies in the industry, including industry surveys, publicly available information and reports from compensation consulting firms. During October 1996, Mr. Alexiou returned as Chief Executive Officer with a base salary approved by the Committee of $149,968.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                Compensation Committee of the Board of Directors

                                         James Alexiou
                                         Marc Dumont
                                         General Frank Ragano

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder returns on the Company's Common Stock, Nasdaq and the Electronic Equipment Manufacturers Group Index. The graph covers the five-year period from September 29, 1991 through September 29, 1996, the end of the Company's last completed fiscal year, and assumes a $100 investment was made on September 29, 1991. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.



                           [Performance Graph Here]



Assumes $100 invested on September 29, 1991 in Irvine Sensors Corporation Common Stock, Nasdaq index and Electronic Equipment Manufacturers Group. Total return assumes reinvestment of dividends.

                                      9/29/91    9/27/92    10/3/93    10/2/94    10/1/95    9/29/96
                                     --------   --------   --------   --------   --------   --------
            Irvine Sensors Group     $    100   $    539   $    835   $  1,009   $  1,269   $    348
            Nasdaq                   $    100   $    116   $    212   $    217   $    367   $    347
            Peer Group(1)            $    100   $     98   $    128   $    135   $    164   $    192

           (1) The Peer Group Index is based on the Electronic Equipment Manufacturers Group.

CERTAIN TRANSACTIONS

     In April 1980, the Company entered into an agreement with R & D Leasing Ltd., ("RDL"), a limited partnership in which James Alexiou, the Company's Chairman of the Board and John C. Carson, a Senior Vice President, are general partners with beneficial interests, to design an electronic circuit, to develop certain fabrication processes and to build equipment for testing electronic integrated circuits. In connection with the development of the electronic test equipment under the RDL agreement, certain other proprietary fabrication processes were developed to which RDL retained ownership. Upon the occurrence of certain specified events, such as the use of patented fabrication processes in connection with contracts, the agreement with RDL provides that the Company will pay RDL a royalty fee of 3.5% of revenues from sales of the basic devices using the processes created during the development of this equipment.

     In October 1989, the Board of Directors approved an amendment to the RDL agreement. Under the amendment the Company will pay RDL a royalty of 3.5% of all sales of the basic devices sold by the Company. In addition, RDL is entitled to receive an amount equal to 7% of all royalties earned by the Company from sales by the Company's sublicensees. The Company's exclusive rights to the technology extend to all uses, both government and commercial. RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of the Company's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The initial 500,000 options vested immediately at the time of the initial five year deferral period in October 1989. In October 1994, the remaining 500,000 options vested upon RDL's extended deferral. The 1,000,000 options are exercisable at $1.00 until October 1999. If RDL exercises its option in whole or in part, title to RDL's technology will transfer to the Company and all further royalty obligations will cease. If the option expires unexercised, the subordination provisions will terminate and the accrued royalties will be due and payable in the same manner as any other corporate obligation.

     As of September 29, 1996, the Company had accrued $355,700 in deferred royalties. During fiscal year 1996, no royalties were paid by the Company. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than would have been obtained from a nonaffiliated third party for similar services.

                                 OTHER MATTERS


     The Company currently knows of no other matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy card to vote the shares they represent in accordance with their respective best judgments.


                                         By Order of The Board of Directors

                                         /s/ JOANNE S. CARSON

                                         Joanne S. Carson
                                         Secretary



Costa Mesa, California
January  24, 1997


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, IRVINE SENSORS CORPORATION, 3001 REDHILL AVENUE, BUILDING III, COSTA MESA, CALIFORNIA 92626. THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS WELL AS CERTAIN OTHER REPORTS, PROXY STATEMENTS AND OTHER INFORMATION REGARDING THE COMPANY, IS AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV)

        This Proxy is Solicited on Behalf of the Board of Directors of
                          IRVINE SENSORS CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS--FEBRUARY 28, 1997

     The undersigned stockholder of Irvine Sensors Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated January 24, 1997 and Annual Report to Stockholders for the fiscal year ended September 29, 1996, and hereby appoints James Alexiou and John C. Carson, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Irvine Sensors Corporation (the "Company") to be held on February 28, 1997 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California, and at any adjournment or adjournments thereof, and to vote all shares of Common and Preferred Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth:

-------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on other side)

                                                                [X] Please mark
                                                                    your votes
                                                                    as indicated

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted for proposals 1,2 and 3. Additionally, the Company is granted discretionary authority to cumulate votes.
                                                                     WITHHELD
1. Election of Directors: James Alexiou,                FOR          FOR ALL
Marc Dumont, John C. Carson, Thomas H. Lenagh,          [  ]           [  ]
Joanne S. Carson, Frank P. Ragano, Walter Garrigan

WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------

2. To authorize a possible amendment to the            FOR    AGAINST   ABSTAIN
Company's Certificate of Incorporation to effect a     [  ]     [  ]      [  ]
reverse stock split in the discretion of the Board of Directors.

3. To ratify the appointment of Price Waterhouse       FOR    AGAINST   ABSTAIN
as the Company's Independent Accountants:              [  ]     [  ]      [  ]

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said Meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

4. In their discretion, the Proxies are authorized     FOR    AGAINST   ABSTAIN
to vote upon such other business as may properly       [  ]     [  ]      [  ]
come before the meeting.

I PLAN TO ATTEND MEETING    [  ]

COMMENTS/ADDRESS CHANGE     [  ]
Please mark this box if
you have written comments/
address change on the
reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s)                                                        Dated
            ------------------------------------------------------       ------
NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.